NON-QUALIFIED STOCK OPTION AGREEMENT This STOCK OPTION AGREEMENT is between TRACTOR SUPPLY COMPANY, a Delaware corporation (the "Company"), and the above-referenced Participant (the "Optionee"). The Company`s Compensation and Human Capital Committee (the “Committee”) has determined that the objectives of the Company`s 2018 Omnibus Incentive Plan (the "Plan") will be furthered by granting to the Optionee an option pursuant to the Plan. In consideration of the foregoing and of the mutual undertakings set forth in this Stock Option Agreement (the "Agreement"), the Company and the Optionee hereby agree as follows: Section 1. Grant of Option. 1.1 Grant of Option. The Company hereby grants to the Optionee a "nonqualified" stock option to purchase shares of the Common Stock of the Company as set forth above. 1.2 Protective Agreement. Notwithstanding anything herein to the contrary, Optionee acknowledges and understands that the option granted hereby is contingent upon Optionee’s execution of the Protective Agreement attached hereto as Exhibit A, which Optionee is executing contemporaneously with this Agreement. In the event Optionee breaches any provisions of the Protective Agreement (including, for the avoidance of doubt, following a termination of employment under Section 2.2), the option shall be automatically forfeited without consideration effective as of the date on which such breach first occurs. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and Optionee shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of Optionee’s breach of the Protective Agreement. Without limiting the foregoing, to the extent permitted under applicable law, any Shares that have previously been delivered to Optionee or Optionee’s beneficiaries or heirs on exercise of the option, and which are still held by Optionee or Optionee’s beneficiaries or heirs as of the date of such breach, shall immediately be forfeited without consideration. Section 2. Exercisability. Subject to Section 4 hereof, the option shall vest and become exercisable as follows: 33-1/3% on the first anniversary of the Grant Date 33-1/3% on the second anniversary of the Grant Date 33-1/3% on the third anniversary of the Grant Date Section 3. Method of Option Exercise; Involuntary Option Cash-Out. (a) The option or any part thereof may be exercised, with respect to whole shares only, by giving to the Company written notice of exercise or by contacting an authorized agent of Fidelity. Full payment of the purchase price shall be made on the option exercise date by cash, certified or official bank check or, in the Committee`s discretion, (i) by personal check (subject to collection) payable to the Company, (ii) by the assignment of proceeds from the sale of Common Stock or the withholding of shares of Common Stock, in each case in the manner provided in Section 6.4(d) of the Plan or (iii) by delivery of shares of Common Stock already owned by the Optionee prior to the option exercise date. The Optionee shall have no right to pay the Exercise Price, or to receive shares of Common Stock with respect to an option exercise, prior to the option exercise date.

2 (b) At any time after the Company’s receipt of notice of exercise and prior to the option exercise date, the Committee, in its sole discretion, shall have the right, by written notice to the Optionee, to cancel the option or any part thereof subject to the written notice of exercise if the Committee, in its sole judgment, determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company`s acquisition of Common Stock from, and/or the Optionee`s sale of Common Stock to, the public markets illegal, impracticable or inadvisable. If the Committee determines to so cancel the option or any part thereof subject to the written notice of exercise, the Company shall pay to the Optionee an amount equal to the excess (if any) of (i) the aggregate Fair Market Value of the shares of Common Stock subject to the option or part thereof cancelled (determined as of the option exercise date) over (ii) the aggregate Exercise Price of the shares of Common Stock subject to the option or part thereof cancelled. Such amount shall be delivered to the Optionee as soon as practicable after such option or part thereof is cancelled. (c) If all or any portion of this option is exercisable on the expiration date and has a per share exercise price that is less than the Fair Market Value of a share of Common Stock on the expiration date, any remaining options shall be deemed to be automatically exercised on such day by means of a “net exercise”, and the Optionee shall be entitled to receive the intrinsic value of the option on such date in shares of Common Stock, less the number of shares of Common Stock required for the required tax withholding. Section 4. Termination of Employment or Service. (a) General Rule. The non-vested portion of any option shall terminate and expire upon the Optionee`s termination of employment or service for any reason except that upon termination of Optionee’s employment or service as a result of (1) death or (2) Disability (as defined below), any unvested portion of the option granted hereunder shall vest in full as of the date of such termination. The vested portion of any option shall remain exercisable following termination of employment or service only under the circumstances and to the extent provided in this Section 4. (b) Termination for Cause. If the Optionee`s employment or service is terminated for Cause, whether or not Optionee is a party to a written contract, the option granted hereunder shall immediately terminate and become void and of no effect on the day the Optionee`s employment or service terminates. (c) Regular Termination; Leaves of Absence. If the Optionee`s employment or service terminates for reasons other than as provided in subsection (b) above or subsections (d) or (e) below, the vested portion of the option granted hereunder may be exercised until the earlier of (i) three months after the day Optionee’s employment or service terminates and (ii) the date on which the option otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement; provided that the Committee may determine, in its sole discretion, such longer or shorter period for exercise (not to exceed the remaining term of the option) in the case of an individual whose employment or service terminates for reasons as provided herein in this subsection (c), or solely because Optionee’s employer ceases to be an Affiliate or Optionee transfers Optionee’s employment or service with the Company`s consent to a purchaser of a business disposed of by the Company. Subject to Section 4(e) below, the Committee may, in its discretion, determine (A) whether any leave of absence (including short-term or long-term

3 disability or medical leave) constitutes a termination of employment or service within the meaning of the Plan and (B) the impact, if any, of any such leave on awards under the Plan theretofore made to an Optionee who takes any such leave. (d) Death. In the event that the Optionee`s employment or service terminates by reason of death, or if the Optionee`s employment or service shall terminate as described in subsection (c) above and Optionee dies within the period for exercise provided for therein, the vested portion of the option shall be exercisable by the person to whom the option has passed under the Optionee`s will (or if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) one year after the Optionee`s death and (ii) the date on which the option otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement. (e) Disability. In the event that Optionee’s employment or service terminates by reason of Disability (as defined below), the vested portion of the option granted hereunder shall be exercisable by Optionee until the earlier of (i) three years following the date of such termination of employment or service, and (ii) the date on which the option granted hereunder otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement. For purposes of this Agreement, “Disability” means a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan. (f) Change in Control. Notwithstanding anything to the contrary contained herein, unless otherwise provided in another contractual agreement between the Company and Optionee, if within one year following a Change in Control, the Optionee’s employment with the Company (or its successor) is terminated by reason of (i) Retirement, (ii) for Good Reason by the Optionee or (iii) involuntary termination by the Company for any reason other than for Cause, all Options granted hereunder shall vest in full as of the date of such termination and remain exercisable until the earlier of (i) three months after the day Optionee’s employment or service terminates and (ii) the date on which the option otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement. Notwithstanding the foregoing, in connection with a Change in Control, the Committee may, in its discretion, by resolution adopted prior to the occurrence of the Change in Control, provide that this Option shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment per share in an amount based on Fair Market Value of the shares of Common Stock with reference to the Change in Control less the Exercise Price, which amount may be zero (0) if applicable. For purposes of clarity, if the Fair Market Value is less than the Exercise Price at the time of such cancellation, the Optionee shall receive $0, and no consideration shall be given to the time value of the options granted hereunder. (g) Limitation of Rights; Right of Discharge Reserved. The granting of this option will not give Optionee any rights to similar grants in future years. Nothing in the Plan or this Agreement shall confer upon the Optionee or any other person the right to continue in the employment or service of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate the employment or service of the Optionee or any other person. Section 5. Withholding Tax Requirements. If as a condition of delivery of shares of Common Stock upon the Optionee`s exercise of an option granted hereunder the Committee determines that it is necessary or advisable to withhold an amount sufficient to satisfy any federal, state and other governmental withholding tax requirements related thereto, then the Optionee shall be required to

4 satisfy all withholding tax requirements related to such option in accordance with Sections 6.4 and 15.6 of the Plan. By entering into this Agreement, the Optionee hereby agrees that, if the Committee shall make such determination, then (a) the Optionee shall remit the full amount necessary to satisfy such withholding tax requirements within 15 days after Optionee’s receipt of a statement for such amount from the Committee (unless and to the extent that the Committee permits the Optionee to use the method of payment described in Sections 6.4(d) and 15.6 of the Plan), and (b) the Company shall be entitled to withhold the amount of any such tax requirements from any salary or other payments due to the Optionee, and to refuse to recognize such option exercise until full satisfaction of such withholding tax requirements. The Optionee further agrees and acknowledges that all other taxes, duties and fees related to such option exercise are for the Optionee`s own account and must be paid directly by the Optionee. Section 6. Plan Provisions. This Agreement shall be subject to all of the terms and provisions of the Plan, which are hereby incorporated herein by reference and made a part hereof. Any term defined in the Plan shall have the same meaning in this Agreement as in the Plan, except as otherwise defined herein. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern. Section 7. Acceptance of this Option. If you agree to all of the terms of this Stock Option Agreement, and would like to accept the options subject to this Stock Option Agreement, you must sign and date this Stock Option Agreement where indicated below. For this option to remain effective, you must accept it on or before the date that is 90 calendar days after the date of this Stock Option Agreement (the “Acceptance Date”). If you do not accept the option by 5:00 p.m. Eastern Time on the Acceptance Date, the option and this Stock Option Agreement will become void and of no further effect (unless otherwise agreed to by the Company). Section 8. Nontransferability. No right granted to the Optionee under the Plan or this Agreement shall be assignable or transferable by the Optionee (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, all rights granted to the Optionee under the Plan or under this Agreement shall be exercisable only by the Optionee. Section 9. Electronic Delivery and Electronic Signature. Notwithstanding anything contained in this Agreement to the contrary, the option may not be exercised until the Optionee has accepted this Agreement. Optionee hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports, and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), Optionee hereby consents to such procedures and agrees that Optionee’s electronic signature is the same as, and shall have the same force and effect as, Optionee’s manual signature. Optionee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan. Section 10. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Corporate Controller of Tractor Supply Company at 5401 Virginia Way, Brentwood, Tennessee 37027, or at such other address as the Company may hereafter designate to the Optionee by notice as provided herein. Any notice to be given to the Optionee hereunder shall

5 be addressed to the Optionee at the address (including an electronic address) then reflected in the Company’s books and records or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. Any notice shall have been deemed duly given when (i) delivered in person, (ii) delivered in an electronic form approved by the Company, (iii) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, or (iv) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with fees prepaid) in an office regularly maintained by FedEx, UPS, or comparable non-public mail carrier. Section 11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in Section 15.1 of the Plan and Section 8 hereof, the heirs and personal representatives of the Optionee. Section 12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee, without giving effect to the conflicts of laws principles thereof. Section 13. Amendments to Option. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Option, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Optionee or any holder or beneficiary of the Option shall not to that extent be effective without the consent of the Optionee, holder or beneficiary affected. Section 14. Definitions. As used in this Agreement the following terms shall have the meaning set forth below: (a) “Cause” shall have the meaning set forth in a Optionee’s employment agreement with the Company (or, if the Optionee’s employment is terminated under circumstances in which the Optionee’s change in control agreement with the Company governs, then such change in control agreement). (b) “Change in Control” shall have the meaning provided in the Plan. (c) “Good Reason” shall have the meaning set forth in the Optionee’s employment agreement with the Company (or, if the Optionee’s employment is terminated under circumstances in which the Optionee’s change in control agreement with the Company governs, then such change in control agreement). (d) “Retirement” shall mean the termination of Optionee’s active employment with the Company or any of its Subsidiaries or Affiliates other than by the Company for Cause or due to Optionee’s death or Permanent Disability and on or after such Optionee having reached the age of 54 and five years of service with the Company; provided, that (i) in the case of a voluntary resignation by Optionee, Optionee provides advanced written notice of such resignation to the Company at least (A) three months following the Grant Date and (B) six months prior to the effective date of such resignation, (ii) at the time of such resignation, the Optionee’s successor as Chief Executive Officer has been appointed by the Board and publicly disclosed, (iii) if requested by the Board, Optionee agrees to provide reasonable transition services for up to six months

6 following the appointment of a successor to the Chief Executive Officer position, and (iv) at the time of Optionee’s written notice of Retirement and subsequent resignation, there are no circumstances that would entitle the Company to terminate Optionee’s employment for Cause. Section 15. Severability. If any provision of this Agreement is or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the option award, or would disqualify the Plan or the option award under any laws deemed applicable by the Committee, such provisions shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the option award, such provision shall be stricken as to such jurisdiction, Person or option award, and the remainder of the Plan and option award shall remain in full force and effect. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. TRACTOR SUPPLY COMPANY

A-1 EXHIBIT A PROTECTIVE AGREEMENT This Protective Agreement (“Agreement”) is made by and between Tractor Supply Company and its subsidiaries, affiliates, successors and assigns (the “Company”) and the undersigned individual (“Executive”). WHEREAS, the Company and Executive agree that the Company has a legitimate business interest in, among other things, its Confidential Information (defined below) and Trade Secrets (defined below), and in the significant time, money, training, team building and other efforts it expends to develop Executive’s skills to assist Executive in performing Executive’s duties for the Company, including with respect to establishing, developing and maintaining the goodwill and business relationships with the Company’s customers, vendors and employees, all of which Executive agrees are valuable assets of the Company to which it has devoted substantial resources; WHEREAS, the Company and Executive agree that the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its customers, vendors and employees are not generally known to the public, were developed over time and at significant cost to the Company, and are the subject of reasonable efforts of protection by the Company against disclosure to unauthorized parties; and WHEREAS, as part of performing Executive’s duties for the Company, Executive will have access to and/or will use the Company’s Confidential Information and Trade Secrets and will work with customers, vendors and Employees; and WHEREAS, the Company and Executive agree that this Agreement is reasonable to protect the Company against the irreparable harm it would suffer if Executive left the Company’s employment (for any reason) and used or disclosed its Confidential Information and Trade Secrets, and/or interfered with the goodwill and relationships the Company has in its customers, vendors and employees. NOW, THEREFORE, for good and valuable consideration, to which Executive would not otherwise be entitled without entering into this Agreement, including: (a) the promises and covenants contained in this Agreement; (b) Executive’s employment or continued employment with the Company; (c) Executive’s access to and use of the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its customers, vendors and employees; and (d) the opportunity to receive an equity grant from the Company pursuant to the Tractor Supply Company Stock Option Agreement, the Company and Executive agree as follows (including the foregoing recitals which are expressly incorporated in this Agreement): 1. Disclosures. In order to maintain Executive’s confidentiality obligations and to avoid conflicts of interest which may arise, Executive will disclose (and allow the Company to disclose) to any future prospective employers the existence of this Agreement and the nature of Executive’s confidentiality and restrictive covenant obligations arising from it before Executive accepts any new position of employment.

A-2 2. Definitions. 2.1. “Confidential Information” means information that is created and used in the Company’s business and which is not generally known by the public, including but not limited to: trade secrets proprietary or customized software and databases; manufacturing processes and methods, product formulas, research and development; new product plans; the Company’s confidential records pertaining to its existing or potential customers, including key customer contact information, contract terms and related information; confidential business opportunities; merger or acquisition activity (including targets, opportunities, or prospects); confidential information regarding suppliers or vendors, including key supplier or vendor contact information, contract terms and related information; strategies for advertising and marketing; confidential business processes and strategies, including training, policies and procedures; personnel composition (wages, specialization, etc.); financial and revenue data and reports, including pricing, quoting and billing methods; and any other business information that the Company maintains as confidential. Executive specifically understands and agrees that the term Confidential Information also includes all confidential information of a third party that may be communicated to, acquired by, learned of, or developed by Executive in the course of or as a result of Executive’s employment with the Company. Confidential Information does not include information that is or may become known to Executive or to the public from sources outside the Company and through means other than a breach of this Agreement or disclosed by Executive after written approval from the Company. 2.2. “Competitive Product or Service” means any product, process, system or service (in existence or under development) of any person or organization other than the Company that is the same as, similar to, or competes with, a product, process, system or service (in existence or under development) upon which Executive worked or had responsibilities at the Company during the twenty-four (24) months prior to the Last Day (as defined below). 2.3. “Competitor” means Executive or any other person or organization engaged in or about to become engaged in, research or development, production, marketing, leasing, selling, or servicing of a Competitive Product or Service. Executive and the Company agree that the definition of “Competitor” specifically includes, but is not limited to, Lowe’s, Home Depot, Ace Hardware, True Value, PetSmart, Petco, Chewy’s and their respective organizations, partnerships, ventures, sister companies, franchisees, affiliates or any organization in which they have an interest and which are involved in the farm and ranch, pet, and/or hardware industry, or which otherwise compete with the Company. For purposes of this Agreement, “Competitor” is further limited to any general or specialty retail, wholesale membership club, or merchandising business, inclusive of its respective parent companies, subsidiaries and/or affiliates, that: (a) (i) sells farm and ranch, pet and/or hardware goods or merchandise at retail to consumers and/or businesses (whether through physical locations, via the internet or combined), or (ii) has plans to sell such goods or merchandise at retail to consumers and/or businesses (whether through

A-3 physical locations, via the internet or combined) within twenty-four (24) months following Executive’s Last Day; and (b) has gross annual consolidated sales volume or revenues attributable to its retail operations (whether through physical locations, via the internet or combined) equal to or in excess of $100 million. Prior to accepting a position with a Company who could reasonably be considered a Competitor under this Section, Executive agrees to consult with the Executive Vice President of Human Resources, or his/her successor, for clarification as to whether or not the Company views a prospective employer, consulting client or other business relationship as a Competitor. 2.4. “Customer” means any person(s) or entity(ies) whom, within twenty-four (24) months prior to the Last Day, Executive, directly or Indirectly (e.g., through Executives whom Executive supervised): (a) provided products or services in connection with the Company’s business; or (b) provided written proposals concerning receiving products or services from the Company. 2.5. “Indirectly” means (including as defined in Section 2.4) that Executive will not assist others in performing business activities that Executive is prohibited from engaging in directly under this Agreement. 2.6. “Last Day” means Executive’s last day of employment with the Company regardless of the reason for Executive’s separation, including voluntary and involuntary. 2.7. “Restricted Geographic Area” means the territory (i.e.: (i) state(s), (ii) county(ies), or (iii) city(ies)) in which, during the twenty-four (24) months prior to the Last Day, Executive: (a) provided Material services on behalf of the Company (or in which Executive supervised, directly or Indirectly, the servicing activities), and/or (b) solicited Customers or otherwise sold services on behalf of the Company (or in which Executive supervised, directly or Indirectly, the solicitation or servicing activities related to such Customers). “Material” means the Executive’s primary job duties and responsibilities in connection with working with Customers or directly supervising individuals who work with Customers. 2.8. “Restricted Period” means the period of Executive’s employment with the Company and a period of months after the Last Day as set forth below based upon Executive’s job position with the Company. Executive recognizes that this durational term is reasonably and narrowly tailored to the Company’s legitimate business interest and need for protection with each position Executive holds at the Company. i. CEO 24 months ii. President 24 months iii. EVP 18 months iv. SVP 12 months

A-4 v. VP 6 months 2.9. “Trade Secret” means information defined as a trade secret under applicable state law or the Defend Trade Secrets Act of 2016. 3. Restrictive Covenants. To protect the Company’s legitimate business interests, including with respect to Executive’s access to and use of the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its customers and employees, Executive agrees that: 3.1. Non-Competition. During the Restricted Period and within the Restricted Geographic Area, Executive will not, directly or Indirectly, perform the same or similar responsibilities Executive performed for the Company for a Competitor in connection with a Competitive Product or Service. Notwithstanding the foregoing, Executive may accept employment with a Competitor whose business is diversified, provided that: (a) Executive will not be engaged in working on or providing Competitive Products or Services or otherwise use or disclose Confidential Information or Trade Secrets; and (b) the Company receives prior written assurances from the Competitor and Executive that are satisfactory to the Company that Executive will not work on or provide Competitive Products or Services, or otherwise use or disclose Confidential Information or Trade Secrets. In addition, nothing in this Agreement is intended to prevent Executive from investing Executive’s funds in securities of a person engaged in a business that is directly competitive with the Company if the securities of such a person are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and Executive’s holdings represent less than one percent (1%) of the total number of outstanding shares or principal amount of the securities of such a person. 3.2. Non-Solicitation, Non-Inducement and Non-Hire of Employees. During the Restricted Period, Executive shall not directly or Indirectly: (a) solicit, recruit, encourage (or attempt to solicit, recruit or encourage), or by assisting others in soliciting, recruiting or encouraging, any Company employees or former employees with whom Executive worked, had business contact, or about whom Executive gained non-public or Confidential Information (“Employees or Former Employees”); (b) contact or communicate with Employees or Former Employees for the purpose of inducing, assisting, encouraging and/or facilitating them to terminate their employment with the Company or find employment or work with another person or entity; (c) provide or pass along to any person or entity the name, contact and/or background information about any Employees or Former Employees or provide references or any other information about them; (d) provide or pass along to Employees or Former Employees any information regarding potential jobs or entities or persons for which to work, including but not limited to job openings, job postings, or the names or contact information of individuals or companies hiring people or accepting job applications; (e) offer employment or work to any Employees or Former Employees; and/or (f) hire, employ, or engage in a business venture with, or attempt to hire or engage in a business with, any person then employed by the Company as a manager or executive or who has left the employment of the Company within the preceding three (3) months.

A-5 3.3. For purposes of this covenant, “Former Employees” shall refer to employees who are not employed by the Company at the time of the attempted recruiting or hiring, but were employed by, or working for the Company in the three (3) months prior to the time of the attempted recruiting or hiring and/or interference. 3.4. Non-interference of Vendors and Suppliers. During the Restricted Period, Executive will not directly or Indirectly interfere with the Company’s relationships with its vendors or suppliers in any way that would impair the Company’s relationship with such vendors or suppliers, including by reducing, diminishing or otherwise restricting the flow of supplies, services or goods from the vendors or suppliers to the Company. 3.5. Covenants are Reasonable. Executive acknowledges and agrees that: the covenants in this section are necessary and essential to protect the Company’s Confidential Information, Trade Secrets and the goodwill in its customers and Executives; the area, duration and scope of the covenants in this section are reasonable and necessary to protect the Company; they do not unduly oppress or restrict Executive’s ability to earn a livelihood in Executive’s chosen profession; they are not an undue restraint on Executive’s trade or any of the public interests that may be involved; good and valuable consideration exists for Executive’s agreement to be bound by such covenants; and the Company has a legitimate business purpose in requiring Executive to abide by the covenants set forth in this section. 3.6. Certain Prohibitions on Non-competes. Employee understands that Employee’s restrictive covenant obligations in this Section shall not apply to Employee if Employee is covered under applicable state statute or local ordinance/rule prohibiting non- competes or non-solicits, including on the basis of Employee’s income at the time of enforcement. Current examples of states/jurisdictions with such prohibitions include, but are not limited to: Alabama; California; District of Columbia; Illinois; Maine; Maryland; Massachusetts; Nevada; New Hampshire; Oklahoma; Oregon; North Dakota; Rhode Island; Virginia; and Washington. 4. Confidential Information and Trade Secrets. 4.1. Access and Use. Executive expressly acknowledges and agrees that, by virtue of Executive’s employment with the Company and exercise of Executive’s duties for the Company, Executive will have access to and will use certain Confidential Information and Trade Secrets, and that such Confidential Information and Trade Secrets constitute confidential and proprietary business information and/or Trade Secrets of the Company, all of which is the Company’s exclusive property. Accordingly, Executive agrees that Executive will not, and will not permit any other person or entity to, directly or Indirectly, without the prior written consent of the Company: (a) use Confidential Information or Trade Secrets for the benefit of any person or entity other than the Company; (b) remove, copy, duplicate or otherwise reproduce any document or tangible item embodying or pertaining to any of the Confidential Information or Trade Secrets, except as required to perform responsibilities for Company; and (c) while employed and thereafter, publish, release, disclose, deliver or otherwise make available to any third party any Confidential Information or Trade Secrets by any communication, including oral, documentary, electronic or magnetic information transmittal device or media.

A-6 4.2. Duration of Confidential Information and Trade Secrets. This obligation of non-disclosure and non-use shall last so long as the information remains confidential. Executive, however, understands that, if Executive primarily lives and works in any state requiring a temporal limit on non-disclosure clauses, Confidential Information that is not a Trade Secret shall be protected for no less than two (2) years following the Last Day. Executive also understands that Trade Secrets are protected by statute and are not subject to any time limits. Executive also agrees to contact the Company before using, disclosing, or distributing any Confidential Information or Trade Secrets if Executive has any questions about whether such information is protected information. 4.3. Immunity under the Defend Trade Secrets Act of 2016. Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that: (a) is made (i) in confidence to a Federal, State, or local government official, either directly or Indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Disclosures to attorneys, made under seal, or pursuant to court order are also protected in certain circumstances under said Act. 4.4. Non-Disparagement: Executive agrees that, except in the good faith performance of Executive’s duties for the Company and subject to the exceptions in Section 4.3 and 4.5, Executive will not at any time after the date hereof, disparage, criticize or make any negative remarks or comments, orally or in writing, to any third party, via media or otherwise, about the Company, an affiliate of the Company, or about any director, officer, employee or agent of any of the above, which remarks or comments reasonably could be expected to harm, injure, or potentially harm, or injure the goodwill or reputation of the Company. The term “media” as used herein includes, without limitation, radio, television, film, internet, and social media, such as Twitter and Facebook. 4.5. Additional Legal Exceptions to Non-Disclosure Obligations. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation; especially with respect to a federal or state administrative agency (e.g., EEOC, equivalent state employment agency, etc.), or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. In addition, nothing in this Agreement in any way prohibits or is intended to restrict or impede, and shall not be interpreted or understood as restricting or impeding, Executive from exercising Executive’s rights under Section 7 of the National Labor Relations Act (NLRA) or otherwise disclosing information as permitted by law. 5. Return of Company Property and Information. Executive agrees that upon the Last Day (or earlier if requested by the Company) to immediately return to the Company all property and information belonging to the Company (in electronic or hard-copy form). Executive shall also disclose to Company any passwords for Executive’s computer or other access codes for anything associated with Executive’s employment with the Company, and shall not delete or modify or alter any property prior to its return to the Company.

A-7 6. Assignment of Inventions and Original Works. 6.1. Prior Inventions and Creative Works. Executive understands Executive’s obligation (on or before the date Executive executes this Agreement) to identify to the Company in writing any of Executive’s Prior Inventions or Creative Works. Executive’s failure to do so means that no such Prior Inventions or Creative Works exist. Executive agrees not to incorporate, or permit to be incorporated, any Prior Invention or Creative Works owned by Executive, or in which Executive has an interest, into a Company product, process, program, or machine, including any software code created or developed on the Company’s behalf or in which the Company has an ownership interest pursuant to the terms of this Agreement, without the Company’s prior written consent. “Prior Inventions” means all Inventions that were made by Executive prior to Executive’s employment with the Company, that belong to Executive and which relate to the Company’s current or proposed business, products, services, or research and development, and are not presently assigned by Executive under this Agreement. “Creative Works” means any and all works of authorship including, for example, written documents, spreadsheets, graphics, designs, trademarks, service marks, algorithms, computer programs and code, protocols, formulas, mask works, brochures, presentations, photographs, music or compositions, manuals, reports, and compilations of various elements. 6.2. Assignment of Inventions. Executive agrees to promptly make full written disclosure to the Company of, to hold in trust for the sole right and benefit of the Company, and presently assign to the Company (or its designees), without any additional consideration, all of Executive’s right, title, and interest in and to any and all Inventions that Executive Invents during Executive’s employment or for a period of one (1) year following the Last Day. Executive understands that the obligations under this Section do not apply to any Invention for which no equipment, supplies, facility, or Confidential Information or Trade Secrets of the Company was used and which was developed entirely on Executive’s own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by Executive for the Company. “Invention(s)” means inventions, developments, concepts, improvements, designs, discoveries, devices, apparatus, processes, practices, compositions, formulas, machines, articles of manufacture, methods (including business methods), inventive ideas, algorithms, computer software code and programs, protocols, formulas, mask works, compositions, trademarks, service marks, or trade secrets, whether or not reduced to practice, patentable, or registrable under patent, copyright, trademark, or similar laws, which Executive Invents, either solely or jointly, during normal working hours or when Executive is expected to be working, or that relate to the business of the Company or to the Company’s actual or demonstrably anticipated research or development, or that are substantially aided by Executive’s use of the Company’s equipment, supplies, facilities, or Confidential Information or Trade Secrets, or contains any of the Company’s Confidential Information or Trade Secrets, or that are the direct or substantial result of any work performed by Executive for the Company. “Invent,” “Invents,” and “Invented” means to conceive of, develop, reduce to practice, or otherwise invent (as that term is commonly understood) and is not limited to its general usage under U.S. or foreign patent law.

A-8 6.3. Works Made for Hire. Executive acknowledges that all Creative Works that are made by Executive (solely or jointly with others) within the scope of and during the period of Executive’s employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. § 101) and are deemed specially ordered by the Company under the U.S. Copyright law. In the event that any Creative Work is determined not to be a “work made for hire,” this Agreement shall operate as an irrevocable assignment by Executive to the Company of all applicable state, federal, and international copyrights, trademarks, service marks, or other similar rights in the Creative Work, including all right, title, and interest. 6.4. Patent and Copyright Registrations. Executive agrees (both during and after employment) to: assist the Company (or its designees), at the Company’s expense, but without additional compensation to Executive, to secure the Company’s rights, as well as the rights of any government entities or third parties to which the Company directs any assignment, in any Inventions, copyrights, or other intellectual property rights in any and all countries. If the Company is unable for any reason whatsoever, including the Company’s inability after expending reasonable efforts to locate Executive or the Executive’s mental or physical incapacity, to secure Executive’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations or other intellectual property rights (or on any document transferring ownership thereof) covering Inventions, Prior Inventions, or Creative Works assigned to the Company under this Agreement, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney-in-fact to act for and on Executive’s behalf and in Executive’s stead to execute and file any such applications and documents and to do all other lawfully permitted acts to further the prosecution and issuance of patents or copyright registrations or transfers thereof with the same legal force and effect as if executed by Executive. This appointment is coupled with an interest in and to the Inventions and Creative Works and shall survive Executive’s death or disability. 6.5. Duty to Disclose Information and Maintain Records. Executive agrees that while employed and for two (2) years following the Last Day, to promptly disclose to the Company in writing all Inventions and Creative Works authored or conceived by Executive, alone or jointly with others, along with all attempts to register, patent, or otherwise claim ownership over or alienate such Inventions and Creative Works. 6.6. Moral Rights. To the maximum extent allowed by law, the assignment of rights in this Section 6 includes all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral” or the like (collectively, “Moral Rights”). To the extent that Executive retains any such Moral Rights under applicable law, Executive hereby ratifies and consents to (and provides all necessary ratifications and consents to) any action that may be taken with respect to such Moral Rights by (or authorized by) the Company, and Executive agrees not to assert any Moral Rights with respect thereto. Executive will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

A-9 6.7. Exceptions to Assignments. Executive understands that the obligations under this Section 6 do not apply to any Invention for which no equipment, supplies, facility, or Confidential Information or Trade Secrets of the Company was used and which was developed entirely on Executive’s own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by Executive for the Company. 7. At-Will. Executive acknowledges and agrees that nothing in this Agreement is a guarantee or assurance of employment for any specific period of time. Executive understands that Executive is an at-will employee and that either Executive or Company may terminate this at-will employment relationship at any time for any reason not prohibited by law. 8. Severability and Reformation. The covenants in each section of this Agreement are independent of any other provisions of this Agreement. Each term in this Agreement constitutes a separate covenant between the parties, and each term is fully severable from any other term. Executive and the Company agree if any particular paragraphs, subparagraphs, phrases, words, or other portions of this Agreement are determined by an appropriate court to be invalid or unenforceable as written, they shall be modified as necessary to comport with the reasonable intent and expectations of the parties and in favor of providing reasonable protection to all of the Company’s legitimate business interests, and such modification shall not affect the remaining provisions of this Agreement, or if they cannot be modified to be made valid or enforceable, then they shall be severed from this Agreement, and all remaining terms and provisions shall remain enforceable. 9. Tolling. Where permitted by law, the Company reserves the right to request, and Executive will not object, that a court of competent jurisdiction extend the Restricted Period for any period of time that Executive is in breach of this Agreement as a form of equitable relief so that the Company receives the full benefit of Executive’s promises in the restrictive covenants. 10. Relief, Remedies and Enforcement. Executive acknowledges and agrees that a breach of any provision of this Agreement by Executive will cause serious and irreparable injury to the Company that will be difficult to quantify and that money damages alone will not adequately compensate the Company. In the event of a breach or threatened or intended breach of this Agreement by Executive, the Company shall be entitled to injunctive relief, both temporary and final, enjoining and restraining such breach or threatened or intended breach. Executive further agrees that should Executive breach this Agreement, the Company will be entitled to any and all other legal or equitable remedies available to it, including the recovery and return of any amount paid to Executive to enter into this Agreement, the disgorgement of any profits, commissions, or fees realized by Executive, any subsequent employers, any business owned or operated by Executive, or any of Executive’s agents, heirs, or assigns. Executive further agrees that should Executive breach this Agreement, the stock option granted to Executive shall be automatically forfeited without consideration effective as of the date on which such breach first occurs. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and Executive shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to seek injunctive relief or recover damages as a result of Executive’s breach of this Agreement. Without limiting the

A-10 foregoing, to the extent permitted under applicable law, any shares that have previously been delivered to Executive or Executive’s beneficiaries or heirs on exercise of the stock option, and which are still held by Executive or Executive’s beneficiaries or heirs as of the date of such breach, shall immediately be forfeited without consideration. Executive shall also pay the Company all reasonable costs and attorneys’ fees the Company incurred because of Executive’s breach of any provisions of this Agreement. 11. Entire Agreement, Amendments. Executive agrees that this Agreement constitutes the entire agreement and understanding between the parties and supersedes any prior agreements, either oral or in writing, between Executive and the Company with respect to all matters within the scope of this Agreement, including but not limited to any restrictive covenants contained in Executive prior employment agreements (if any). No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Executive and the President of the Company. This Agreement shall be enforced in accordance with its terms and shall not be construed against either party. 12. No Conflicts. Executive represents and warrants that Executive’s performance of all the terms of this Agreement, and the performance of Executive’s duties as an Executive of the Company or the fact of Executive’s employment with the Company, do not and will not breach any agreement between Executive and any other person, including any prior employer. 13. Survival. The obligations Executive has undertaken in this Agreement shall survive the Last Day and no dispute regarding any other provisions of this Agreement or regarding Executive’s employment or the termination of Executive’s employment shall prevent the operation and enforcement of these obligations. 14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute one instrument. A signature made on a .PDF or facsimile copy of this Agreement or a signature to this Agreement transmitted by .PDF or facsimile shall have the same effect as an original signature. 15. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. Executive may not assign Executive’s rights and obligations under this Agreement without prior written consent of the Company. The Company may assign this Agreement and/or its rights or obligations under this Agreement. Any and all rights and remedies of the Company under this Agreement shall inure to the benefit of and be enforceable by any successor or assignee of the Company. 16. Governing Law/Venue/Waiver. This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee without reference to principles of conflicts of laws. 17. Restrictive Covenant Addenda. Executive acknowledges and agrees that different restrictive covenant obligations than those set forth in Section 3 above may apply to Executive if Executive resides or works in certain jurisdictions. While Executive resides or works in such a state, including on the Last Day, Executive agrees that the restricted activities set forth

A-11 in Section 3, as well as any other applicable obligations set forth in this Agreement, shall be superseded only as set forth in the Addendum attached hereto as Appendix A. 18. Electronic Signature. Executive agrees that the Company may enforce this Agreement with a copy for which Executive has provided an electronic signature, and that such electronic signature may be satisfied by procedures that the Company or a third party designated by the Company has established or may establish for an electronic signature system, and Executive’s electronic signature shall be the same as, and shall have the same force and effect as, Executive’s written signature. By electronically accepting this Agreement, Executive agrees to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.” IN WITNESS WHEREOF, the undersigned have executed this Agreement freely and voluntarily with the intention of being legally bound by it. EXECUTIVE By: Name: Dated: TRACTOR SUPPLY COMPANY By: Name: Dated:

APPENDIX A ADDENDA TO THE PROTECTIVE AGREEMENT As set forth in Section 17 of the Protective Agreement, Executive acknowledges and agrees that different restrictive covenant obligations than those set forth in Section 3 above may apply to Executive if Executive resides or works in any of the following jurisdictions: California Louisiana Massachusetts Nebraska North Dakota Oklahoma Virginia Washington Wisconsin

A-13 CALIFORNIA ADDENDUM Capitalized terms used but not defined in this Addendum shall have the respective meanings ascribed to such terms in the Protective Agreement (“Agreement”). In connection with my new or continuing employment with Tractor Supply Company (or one of its subsidiaries or affiliated companies) (the “Company”) and for other good and valuable consideration (the receipt and sufficiency all of which I acknowledge), to the extent that California law applies, my signature to the Agreement is my agreement to the modifications set forth below in this California Addendum. No. 1: Section 2.8 “Restricted Period” is amended such that the following language solely applies: “Restricted Period” means the period of Employee’s employment with the Company. Employee recognizes that these durational terms are reasonably and narrowly tailored to the Company’s legitimate business interest and need for protection with each administrative position Employee holds at the Company. No. 2: Section 4.5 “Additional Legal Exceptions to Non-Disclosure Obligations” is amended such that the following language is added immediately following the last sentence therein: Further, notwithstanding the foregoing or anything to the contrary in this Agreement or any other agreement between the Company and Executive, nothing in this Agreement shall prevent Executive from: (a) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful; or (b) reporting possible violations of law or regulation with any federal government agency or similar state or local agency, including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure. No. 3: Section 6.7 “Exceptions to Assignments” is amended such that the following language solely applies: Executive understands that the obligations under this Section 6 do not apply to any Invention that fully qualifies under California Labor Code Section 2870. Executive further understands that the provisions of California Labor Code Section 2870 do not require Executive to assign or offer to assign to the Company any Invention other than in accordance with California law, as follows: (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on

A-14 his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or (ii) result from any work performed by the employee for the employer. (b) To the extent a provision in this Agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable. Executive will advise the Company promptly in writing of any inventions that Executive believes meets the criteria of Labor Code Section 2870 and are not otherwise previously disclosed to permit a determination of ownership by the Company. Any such disclosure will be received in confidence. No. 4: Section 8 “Severability and Reformation” is amended such that the following language solely applies: Should any one or more of the parts or subparts of a provision contained in this Agreement, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other part or subpart of a provision of this Agreement or any other jurisdiction, but the parties agree that a court shall reform and construe this Agreement as if such invalid, illegal or unenforceable part or subpart of a provision had never been contained in this Agreement, and a court shall reform such part or subpart so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction Without limiting the foregoing, the parties intend that the parts and subparts in this Agreement shall be deemed a series of separate covenants and agreements. If, in any legal proceeding, a court shall refuse to enforce all the parts and subparts, that part or subpart shall be severed from this Agreement. It is the intention of the parties that the remaining non-eliminated separate parts and subparts be enforced in such a proceeding. No. 5: Section 16 “Governing Law/Venue/Waiver” is amended such that the following language solely applies: This Agreement shall be construed and enforced in accordance with the laws of the State of California without reference to principles of conflicts of laws.